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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	41-0231510 (I.R.S. Employer Identification No.)
370 Wabasha Street North, St. Paul, Minnesota (Address of principal executive offices)	55102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange, Inc. Pacific Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

        This Amendment No. 4 to Form 8-A amends the Registration Statement on Form 8-A filed with the Securities and Exchange Commission dated February 28, 1996 (file No. 1-9328), as previously amended by Amendments No. 1, No. 2 and No. 3 dated, respectively, December 18, 1997, November 5, 2001 and May 21, 2003 (collectively, the "Registration Statement") of Ecolab Inc., a Delaware corporation (the "Registrant"), in connection with the Registrant's listing of its Preferred Stock Purchase Rights on the New York Stock Exchange and the Pacific Exchange.

Item 1.    Description Of Registrant's Securities To Be Registered.

        Reference is hereby made to the Registration Statement filed by the Registrant with the Securities and Exchange Commission, and that such Registration Statement, as amended, is hereby incorporated by reference herein.

        Effective December 6, 2004, the Registrant, EquiServe Trust Company, N.A. ("EquiServe") and Computershare Investor Services, LLC ("Computershare") entered into an amendment (the "Amendment") to the Rights Agreement originally between the Registrant and First Chicago Trust Company of New York dated as of February 24, 1996 (the "Rights Agreement"). On December 6, 2004 Computershare became the successor Rights Agent under the Rights Agreement, replacing EquiServe.

        As set forth in the Amendment, Computershare shall be substituted for EquiServe throughout the Rights Agreement, including under Section 26 regarding "Notices." In addition, Section 21 of the Rights Agreement entitled "Change of Rights Agent" was deleted and replaced in its entirety to add a limited liability company to the permitted form of legal entities qualified to act as rights agent to the Registrant under the Rights Agreement.

        A copy of the Amendment, is attached hereto as Exhibit 1 and incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to Exhibit 1 attached hereto.

Item 2.    Exhibits.

        The following documents are filed as exhibits to this registration statement.

  1.
  Amendment to Rights Agreement, dated and effective as of December 6, 2004, among Ecolab Inc., EquiServe Trust Company, N.A. and Computershare Investor Services, LLC.

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SIGNATURE

        Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 4 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ECOLAB INC.
	By:	/s/Timothy P. Dordell Timothy P. Dordell Assistant Secretary
Dated: December 6, 2004

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EXHIBIT INDEX

Exhibit No.	Document	Method of Filing
(1)	Amendment to Rights Agreement, dated and effective as of December 6, 2004, among Ecolab Inc., EquiServe Trust Company, N.A. and Computershare Investor Services, LLC.	Filed herewith electronically

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